UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2012

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2012, our board of directors amended our cash incentive plan, which authorizes the grant of performance awards to our executive officers and other salaried employees. The amendment extends the effectiveness of the plan until the first annual meeting of our shareholders held in our 2017 fiscal year (or any special meeting held in lieu thereof), unless the plan, as so amended, is not approved by our shareholders at the special meeting in lieu of annual meeting of our shareholders to be held this year. If our shareholders do not approve the plan, as so amended, at the special meeting in lieu of annual meeting of our shareholders to be held this year, the plan will terminate at the special meeting.  Other than the extension of the plan’s effectiveness described above, this amendment to our cash incentive plan makes no other substantive changes to the plan’s terms. Our shareholders initially approved the plan in 2007. In order for the plan to preserve, where possible, our ability to deduct in full certain compensation paid to our executive officers for federal tax purposes, it must be approved by our shareholders every five years. A copy of the plan, as so amended, is attached as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Number	Title

10.1	CRA International, Inc. Cash Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: March 2, 2012	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer and
Chief Financial Officer

Exhibit Index

Number	Title

10.1	CRA International, Inc. Cash Incentive Plan, as amended